Exhibit 10.15

VIROBAY, INC.

EXECUTIVE SEVERANCE BENEFIT PLAN

1. INTRODUCTION. This Virobay, Inc. Executive Severance Benefit Plan (the “Plan”) is established by Virobay, Inc. (the “Company”) on October 11, 2012 (the “Effective Date”). The Plan provides for severance payments and benefits to certain employees of the Company. This document constitutes the Summary Plan Description for the Plan.

2. DEFINITIONS. For purposes of the Plan, the following terms are defined as follows:

(a) “Board” means the Board of Directors of the Company.

(b) “Cause” means, with respect to a Participant: (i) any material failure by the Participant to diligently and properly perform the Participant’s duties for the Company; (ii) any material failure by the Participant to comply with the policies or directives of any officer of the Company or the Board; (iii) any dishonest or illegal action or any other action whether or not dishonest or illegal by the Participant that is materially detrimental to the Company; (iv) any material breach of the Participant’s Confidentiality Agreement (as defined below) or any other material agreement with or policy of the Company; or (v) any failure by the Participant to fully disclose any material conflict of interest the Participant may have with the Company and any third party that is materially detrimental to the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Common Stock” means the common stock of the Company.

(e) “Constructive Termination” means the Participant’s resignation from all positions he then holds with the Company, resulting in a Separation from Service, because one of the following events or actions is undertaken without the Participant’s written consent: (i) a material diminution in the Participant’s authority, duties, or responsibilities; (ii) a material diminution in the Participant’s annual base compensation; or (iii) a non-temporary relocation of the Participant’s business office to a location that increases the Participant’s one way commute by more than 50 miles from the primary location at which the Participant performs duties as of immediately prior to the date of such action. An event or action will not give the Participant grounds for Constructive Termination unless (A) the Participant gives the Company written notice within 30 days after the initial existence of the event or action that he intends to resign in a Constructive Termination due to such event or action; (B) the event or action is not reasonably cured by the Company within 30 days after the Company receives written notice from the Participant; and (C) the Participant’s Separation from Service occurs within 90 days after the end of the cure period.

(f) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(g) “Involuntary Termination Without Cause” means a Participant’s involuntary termination of employment by the Company, resulting in a Separation from Service, for a reason other than death, disability, or Cause.

(h) “Participant” means each individual who (i) is employed by the Company, (ii) is employed at or above the level of Vice President, and (ii) has received and returned a signed a Participation Notice.

(i) “Participation Notice” means the latest notice delivered by the Company to a Participant informing him that he is eligible to participate in the Plan, in substantially in the form of EXHIBIT A to the Plan.

(j) “Plan Administrator” means the Board or any committee of the Board duly authorized to administer the Plan. The Plan Administrator may, but is not required to be, the Compensation Committee of the Board. The Board may at any time administer the Plan, in whole or in part, notwithstanding that the Board has previously appointed a committee to act as the Plan Administrator.

(k) “Separation from Service” means a “separation from service” within the meaning of Treasury Regulations Section 1.409A-1(h), without regard to any alternative definition thereunder.

3. ELIGIBILITY FOR BENEFITS.

(a) Eligibility; Exceptions to Benefits. Subject to the terms and conditions of the Plan, the Company will provide the benefits described in Section 4 to the affected Participant. A Participant will not receive benefits under the Plan (or will receive reduced benefits under the Plan) in the following circumstances, as determined by the Plan Administrator, in its sole discretion:

(i) The Participant is a party to an employment agreement or equity award agreement with the Company, or is an eligible participant in another benefit plan, in each case providing for severance benefits in connection with a Involuntary Termination Without Cause, and which agreement or plan is in effect at the time of the Involuntary Termination Without Cause. If the Participant is a party to such an agreement or plan, the Participant’s potential payments and benefits under this Plan will be reduced by the amount of all payments and benefits under the other agreement or plan. The Plan does not provide for duplication of benefits with any other agreement or plan.

(ii) The Participant’s employment is terminated by either the Company or the Participant for any reason other than a Involuntary Termination Without Cause.

(iii) The Participant has not entered into the Company’s standard form of Proprietary Information and Inventions Agreement or any similar or successor document (the “Confidentiality Agreement”).

(iv) The Participant has failed to execute and allow to become effective the Release (as defined and described below) within 60 days following the Participant’s Separation from Service.

(v) The Participant has failed to return all Company Property. For this purpose, “Company Property” means all paper and electronic Company documents (and all copies thereof) created and/or received by the Participant during his or her period of employment with the Company and other Company materials and property that the Participant has in his or her possession or control, including, without limitation, Company files, notes, drawings records, plans, forecasts, reports, studies, analyses, proposals, agreements, financial information, research and development information, sales and marketing information, operational and personnel information, specifications, code, software, databases, computer-recorded information, tangible property and equipment (including, without limitation, leased vehicles, computers, computer equipment, software programs, facsimile machines, mobile telephones, servers), credit and calling cards, entry cards, identification badges and keys, and any materials of any kind that contain or embody any proprietary or confidential information of the Company (and all reproductions thereof, in whole or in part). As a condition to receiving benefits under the Plan, a Participant must not make or retain copies, reproductions or summaries of any such Company documents, materials or property. However, a Participant is not required to return his or her personal copies of documents evidencing the Participant’s hire, termination, compensation, benefits and stock options and any other documentation received as a stockholder of the Company.

(b) Termination of Benefits. A Participant’s right to receive benefits under the Plan will terminate immediately if, at any time prior to or during the period for which the Participant is receiving benefits under the Plan, the Participant, without the prior written approval of the Plan Administrator:

(i) willfully breaches a material provision of the Proprietary Agreement and/or any obligations of confidentiality, non-solicitation, non-disparagement, no conflicts or non-competition set forth in the Participant’s employment agreement, offer letter or under applicable law;

(ii) encourages or solicits any of the Company’s then current employees to leave the Company’s employ for any reason or interferes in any other manner with employment relationships at the time existing between the Company and its then current employees; or

(iii) induces any of the Company’s then current clients, customers, suppliers, vendors, distributors, licensors, licensees, or other third party to terminate their existing business relationship with the Company or interferes in any other manner with any existing business relationship between the Company and any then current client, customer, supplier, vendor, distributor, licensor, licensee, or other third party.

4. SEVERANCE PAYMENTS & BENEFITS. Except as may otherwise be provided in the Participant’s Participation Notice, in the event of a Involuntary Termination Without Cause, the Company will provide the severance payments and benefits described in this Section 4, subject to the terms and conditions of the Plan.

(a) Type of Benefits.

(i) Salary Continuation. The Company will make continued payment of the Participant’s base salary, at the rate in effect immediately prior to the Separation from Service (but ignoring any reduction in base salary that forms the basis for Constructive Termination), during the applicable Severance Period (as determined below). The salary continuation will be paid in equal installments on the Company’s normal payroll schedule following the Separation from Service, except that no payments will be made prior to the 60th day following the Participant’s Separation from Service, and on such 60th day, the Company will pay in a lump the salary continuation that the Participant would have received on or prior to such date under this paragraph but for the delay while waiting for the 60th day in compliance with Code Section 409A, with the balance paid thereafter over the remainder of the Severance Period.

(ii) COBRA. If the Participant is participating in the Company’s group health plans as of his Separation from Service and the Participant timely elects continued coverage under COBRA, then the Company will pay, as and when due directly to the COBRA carrier, the COBRA premiums necessary to continue the Participant’s COBRA coverage for himself or herself and his or her eligible dependents from the date of the Involuntary Termination Without Cause until the earliest of (i) the close of the applicable Severance Period, (ii) the expiration of the Participant’s eligibility for the continuation coverage under COBRA, or (iii) the date when the Participant becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment (such period from the date of the Involuntary Termination Without Cause through the earliest of (i) through (iii), the “COBRA Payment Period”). Notwithstanding the foregoing, if at any time the Company determines, in its sole discretion, that the payment of the COBRA premiums would result in a violation of the nondiscrimination rules of Section 105(h)(2) of the Code or any statute or regulation of similar effect (including, without limitation, the 2010 Patient Protection and Affordable Care Act, as amended by the 2010 Health Care and Education Reconciliation Act), then in lieu of providing the COBRA premiums, the Company will instead pay the Participant, on the first day of each month of the remainder of the COBRA Payment Period, a fully taxable cash payment equal to the COBRA premiums for that month, subject to applicable tax withholdings and deductions (such amount, the “Special Severance Payment”). On the 60th day following the Participant’s Separation from Service, the Company will make the first payment under this clause (and, in the case of the Special Severance Payment, such payment will be made the Participant, in a lump sum) equal to the aggregate amount of payments that the Company would have paid through such date had such payments commenced on the Separation from Service through such 60th day, with the balance of the payments paid thereafter on the original schedule. If the Participant becomes eligible for coverage under another employer’s group health plan or otherwise ceases to be eligible for COBRA during the Severance Period, the Participant must immediately notify the Company of such event, and all payments and obligations under paragraph will cease.

(b) Severance Period. The “Severance Period” is determined as follows:

(i) for the Participant who is the Chief Executive Officer of the Company at the time of the Involuntary Termination Without Cause (ignoring any reduction in duties or responsibilities that form the basis for Constructive Termination) (the “Chief Executive Officer”), the Severance Period is six (6) months; and

(ii) for a Participant who is the Chief Medical Officer of the Company at the time of the Involuntary Termination Without Cause (ignoring any reduction in duties or responsibilities that form the basis for Constructive Termination) (the “Executive Officer”), the Severance Period is three (3) months; and

(iii) for a Participant who is not the Chief Executive Officer or the Executive Officer, but who is at or above the level of Vice President of the Company (each, a “Vice President”), the Severance Period is three (3) months.

5. ADDITIONAL BENEFITS. The Plan Administrator may, in its sole discretion, provide additional or enhanced benefits to the Participants and may also provide the benefits of the Plan to employees who are not Participants (“Non-Participants”) but who are chosen by the Plan Administrator, in its sole discretion, to receive benefits under the Plan. The provision of any such benefits to a Participant or a Non-Participant under the Plan will in no way obligate the Company to provide such benefits to any other Participant or to any other Non-Participant, even if similarly situated. If benefits under the Plan are provided to a Non-Participant, references in the Plan to “Participant” will be deemed to refer to such Non-Participants. Any additional benefits provided to a Participant will be set forth in the Participation Notice.

6. LIMITATIONS ON BENEFITS.

(a) Release. To be eligible to receive any benefits under the Plan that are triggered by a Involuntary Termination Without Cause, a Participant must execute, in connection with the Participant’s Involuntary Termination Without Cause, a general waiver and release in substantially the form attached hereto as EXHIBIT B, EXHIBIT C, or EXHIBIT D, as appropriate (the “Release”), and such release must become effective in accordance with its terms within 60 days following the Separation from Service (the “Release Date”). The Plan Administrator, in its sole discretion, may modify the form of the required Release to comply with applicable law, and any such Release may be incorporated into a termination agreement or other agreement with the Participant.

(b) Prior Agreements; Certain Reductions. The Plan Administrator will reduce a Participant’s benefits under the Plan by any other statutory severance obligations or contractual severance benefits, obligations for pay in lieu of notice, and any other similar benefits payable to the Participant by the Company (or any successor thereto) that are due in connection with the Participant’s Involuntary Termination Without Cause and that are in the same form as the benefits provided under the Plan. Without limitation, this reduction includes a reduction for any benefits required pursuant to (i) any applicable legal requirement, including, without limitation, the Worker Adjustment and Retraining Notification Act (the “WARN Act”), (ii) a written employment, severance or equity award agreement with the Company, (iii) any Company policy or practice providing for the Participant to remain on the payroll for a limited period of time after being given notice of the termination of the Participant’s employment, and (iv) any required salary continuation, notice pay, statutory severance payment, or other payments either required by local law, or owed pursuant to a collective labor agreement, as a result of the termination of the Participant’s employment. The benefits provided under the Plan are intended to satisfy, to the greatest extent possible, and not to provide benefits duplicative of, any and all statutory, contractual and collective agreement obligations of the Company in respect of the form of benefits provided under the Plan that may arise out of a Involuntary Termination Without Cause, and the Plan Administrator will so construe and implement the terms of the Plan. Reductions may be applied on a retroactive basis, with benefits previously provided being recharacterized as benefits pursuant to the Company’s statutory or other contractual obligations. The payments pursuant to the Plan are in addition to, and not in lieu of, any unpaid salary, bonuses or employee welfare benefits to which a Participant may be entitled for the period ending with the Participant’s Involuntary Termination Without Cause.

(c) Mitigation. Except as otherwise specifically provided in the Plan, a Participant will not be required to mitigate damages or the amount of any payment provided under the Plan by seeking other employment or otherwise, nor will the amount of any payment provided for under the Plan be reduced by any compensation earned by a Participant as a result of employment by another employer or any retirement benefits received by such Participant after the date of the Participant’s termination of employment with the Company.

(d) Indebtedness of Participants. If a Participant is indebted to the Company on the effective date of his or her Involuntary Termination Without Cause, the Company reserves the right to offset the payment of any severance benefits under the Plan by the amount of such indebtedness. Such offset will be made in accordance with all applicable laws. The Participant’s execution of the Participation Notice constitutes knowing written consent to the foregoing.

7. TAX MATTERS.

(a) Application of Code Section 409A. It is intended that all of the benefits provided under the Plan satisfy, to the greatest extent possible, the exemptions from the application of Section 409A of the Code and the regulations and other guidance thereunder and any state law of similar effect (collectively, “Section 409A”) provided under Treasury Regulations Sections 1.409A-1(b)(4), 1.409A-1(b)(5), and 1.409A-1(b)(9), and the Plan will be construed to the greatest extent possible as consistent with those provisions. To the extent not so exempt, the Plan (and any definitions in the Plan) will be construed in a manner that complies with Section 409A, and incorporates by reference all required definitions and payment terms. For purposes of Section 409A (including, without limitation, for purposes of Treasury Regulations Section 1.409A-2(b)(2)(iii)), a Participant’s right to receive any installment payments under the Plan will be treated as a right to receive a series of separate payments and, accordingly, each installment payment under the Plan will at all times be considered a separate and distinct payment. If the Plan Administrator determines that any of the payments upon a Separation from Service provided under the Plan (or under any other arrangement with the Participant) constitute “deferred compensation” under Section 409A and if the Participant is a “specified employee” of the Company, as such term is defined in Section 409A(a)(2)(B)(i), at the time of his or her Separation from Service, then, solely to the extent necessary to avoid the incurrence of the adverse personal tax consequences under Section 409A, the timing of the payments upon a Separation from Service will be delayed as follows: on the earlier to occur of (i) the date that is six months and one day after the effective date of the Participant’s Separation from Service, and (ii) the date of the Participant’s death (such earlier date, the “Delayed Initial Payment Date”), the Company will (A) pay to the Participant a lump sum amount equal to the sum of the payments upon Separation from Service that the Participant would otherwise have received through the Delayed Initial Payment Date if the commencement of the payments had not been delayed pursuant to this Section 7(a), and (B) commence paying the balance of the payments in accordance with the applicable payment schedules set forth above. No interest will be due on any amounts so deferred. If Section 409A is not applicable by law to a Participant, the Company will determine whether any similar law in the Participant’s jurisdiction applies and should be taken into account.

(b) Withholding. All payments and benefits under the Plan will be subject to all applicable deductions and withholdings, including, without limitation, obligations to withhold for federal, state, provincial, foreign and local income and employment taxes.

(c) Tax Advice. By becoming a Participant in the Plan, Participant agrees to review with Participant’s own tax advisors the federal, state, provincial, local, and foreign tax consequences of participation in the Plan. Participant will rely solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant understands that Participant (and not the Company) will be responsible for his or her own tax liability that may arise as a result of becoming a Participant in the Plan.

8. REEMPLOYMENT. In the event of a Participant’s reemployment by the Company during the period of time in respect of which severance benefits have been provided (that is, benefits as a result of a Involuntary Termination Without Cause), the Company, in its sole and absolute discretion, may require such Participant to repay to the Company all or a portion of such severance benefits as a condition of reemployment.

9. RIGHT TO INTERPRET PLAN; AMENDMENT AND TERMINATION.

(a) Exclusive Discretion. The Plan Administrator will have the exclusive discretion and authority to establish rules, forms, and procedures for the administration of the Plan and to construe and interpret the Plan and to decide any and all questions of fact, interpretation, definition, computation or administration arising in connection with the operation of the Plan, including, without limitation, the eligibility to participate in the Plan, the amount of benefits paid under the Plan and any adjustments that need to be made in accordance with the laws applicable to a Participant. The rules, interpretations, computations and other actions of the Plan Administrator will be binding and conclusive on all persons.

(b) Amendment or Termination. The Company reserves the right to amend or terminate the Plan, any Participation Notice issued pursuant to the Plan or the benefits provided hereunder at any time; provided, however, that no such amendment or termination will apply to any Participant who would be adversely affected by such amendment or termination unless such Participant consents in writing to such amendment or termination. Any action amending or terminating the Plan or any Participation Notice will be in writing and executed by a duly authorized officer of the Company.

10. NO IMPLIED EMPLOYMENT CONTRACT. The Plan will not be deemed (i) to give any employee or other person any right to be retained in the employ of the Company, or (ii) to interfere with the right of the Company to discharge any employee or other person at any time, with or without cause, which right is hereby reserved.

11. LEGAL CONSTRUCTION. The Plan will be governed by and construed under the laws of the State of California (without regard to principles of conflict of laws), except to the extent preempted by ERISA.

12. CLAIMS, INQUIRIES AND APPEALS.

(a) Applications for Benefits and Inquiries. Any application for benefits, inquiries about the Plan or inquiries about present or future rights under the Plan must be submitted to the Plan Administrator in writing by an applicant (or his or her authorized representative). The Plan Administrator is set forth in Section 14(d).

(b) Denial of Claims. In the event that any application for benefits is denied in whole or in part, the Plan Administrator must provide the applicant with written or electronic notice of the denial of the application, and of the applicant’s right to review the denial. Any electronic notice will comply with the regulations of the U.S. Department of Labor. The notice of denial will be set forth in a manner designed to be understood by the applicant and will include the following:

(1) the specific reason or reasons for the denial;

(2) references to the specific Plan provisions upon which the denial is based;

(3) a description of any additional information or material that the Plan Administrator needs to complete the review and an explanation of why such information or material is necessary; and

(4) an explanation of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the applicant’s right to bring a civil action under Section 502(a) of ERISA following a denial on review of the claim, as described in Section 12(d).

The notice of denial will be given to the applicant within 90 days after the Plan Administrator receives the application, unless special circumstances require an extension of time, in which case, the Plan Administrator has up to an additional 90 days for processing the application. If an extension of time for processing is required, written notice of the extension will be furnished to the applicant before the end of the initial 90 day period.

The notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the application.

(c) Request for a Review. Any person (or that person’s authorized representative) for whom an application for benefits is denied, in whole or in part, may appeal the denial by submitting a request for a review to the Plan Administrator within 60 days after the application is denied. A request for a review will be in writing and will be addressed to:

Virobay, Inc.

Attn: Chief Executive Officer

1490 O’Brien Drive, Suite G

Menlo Park, CA 94025

A request for review must set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant feels are pertinent. The applicant (or his or her representative) will have the opportunity to submit (or the Plan Administrator may require the applicant to submit) written comments, documents, records, and other information relating to his or her claim. The applicant (or his or her representative) will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim. The review will take into account all comments, documents, records and other information submitted by the applicant (or his or her representative) relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

(d) Decision on Review. The Plan Administrator will act on each request for review within 60 days after receipt of the request, unless special circumstances require an extension of time (not to exceed an additional 60 days), for processing the request for a review. If an extension for review is required, written notice of the extension will be furnished to the applicant within the initial 60 day period. This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the review. The Plan Administrator will give prompt, written or electronic notice of its decision to the applicant. Any electronic notice will comply with the regulations of the U.S. Department of Labor. In the event that the Plan Administrator confirms the denial of the application for benefits, in whole or in part, the notice will set forth, in a manner designed to be understood by the applicant, the following:

(1) the specific reason or reasons for the denial;

(2) references to the specific Plan provisions upon which the denial is based;

(3) a statement that the applicant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim; and

(4) a statement of the applicant’s right to bring a civil action under Section 502(a) of ERISA.

(e) Rules and Procedures. The Plan Administrator will establish rules and procedures, consistent with the Plan and with ERISA, as necessary and appropriate in carrying out its responsibilities in reviewing benefit claims. The Plan Administrator may require an applicant who wishes to submit additional information in connection with an appeal from the denial of benefits to do so at the applicant’s own expense.

(f) Exhaustion of Remedies. No legal action for benefits under the Plan may be brought until the applicant (i) has submitted a written application for benefits in accordance with the procedures described by Section 12(a), (ii) has been notified by the Plan Administrator that the application is denied, (iii) has filed a written request for a review of the application in accordance with the appeal procedure described in Section 12(c), and (iv) has been notified that the Plan Administrator has denied the appeal. Notwithstanding the foregoing, if the Plan Administrator does not respond to an applicant’s claim or appeal within the relevant time limits specified in this Section 12, the applicant may bring legal action for benefits under the Plan pursuant to Section 502(a) of ERISA.

13. BASIS OF PAYMENTS TO AND FROM PLAN. All benefits under the Plan will be paid by the Company. The Plan will be unfunded, and benefits hereunder will be paid only from the general assets of the Company.

14. OTHER PLAN INFORMATION.

(a) Employer and Plan Identification Numbers. The Employer Identification Number assigned to the Company (which is the “Plan Sponsor” as that term is used in ERISA) by the Internal Revenue Service is                     . The Plan Number assigned to the Plan by the Plan Sponsor pursuant to the instructions of the Internal Revenue Service is 50X.

(b) Ending Date for Plan’s Fiscal Year. The date of the end of the fiscal year for the purpose of maintaining the Plan’s records is December 31.

(c) Agent for the Service of Legal Process. The agent for the service of legal process with respect to the Plan is:

Virobay, Inc.

Attn: Chief Executive Officer

1490 O’Brien Drive, Suite G

Menlo Park, CA 94025

(d) Plan Sponsor and Administrator. The “Plan Sponsor” and the “Plan Administrator” of the Plan is:

Virobay, Inc.

Attn: Chief Executive Officer

1490 O’Brien Drive, Suite G

Menlo Park, CA 94025

The Plan Sponsor’s and Plan Administrator’s telephone number is (650) 833-5700. The Plan Administrator is the named fiduciary charged with the responsibility for administering the Plan.

15. STATEMENT OF ERISA RIGHTS.

Participants in the Plan (which is a welfare benefit plan sponsored by Virobay, Inc.) are entitled to certain rights and protections under ERISA. If you are a Participant, you are considered a participant in the Plan for the purposes of this Section 15 and, under ERISA, you are entitled to:

Receive Information About Your Plan and Benefits

(a) Examine, without charge, at the Plan Administrator’s office and at other specified locations, such as worksites, all documents governing the Plan and a copy of the latest annual report (Form 5500 Series), if applicable, filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration;

(b) Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan and copies of the latest annual report (Form 5500 Series), if applicable, and an updated (as necessary) Summary Plan Description. The Plan Administrator may make a reasonable charge for the copies; and

(c) Receive a summary of the Plan’s annual financial report, if applicable. The Plan Administrator is required by law to furnish each participant with a copy of this summary annual report.

Prudent Actions By Plan Fiduciaries

In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate the Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries. No one, including your employer, your union or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a Plan benefit or exercising your rights under ERISA.

Enforce Your Rights

If your claim for a Plan benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of Plan documents or the latest annual report from the Plan, if applicable, and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.

If you have a claim for benefits that is denied or ignored, in whole or in part, you may file suit in a state or federal court.

If you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

Assistance With Your Questions

If you have any questions about the Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

16. GENERAL PROVISIONS.

(a) Notices. Any notice, demand or request required or permitted to be given by either the Company or a Participant pursuant to the terms of the Plan will be in writing and will be deemed given when delivered personally, when received electronically (including email addressed to the Participant’s Company email account and to the Company email account of the Company’s Chief Executive Officer), or deposited in the U.S. Mail, First Class with postage prepaid, and addressed to the parties, in the case of the Company, at the address set forth in Section 14(d), in the case of a Participant, at the address as set forth in the Company’s employment file maintained for the Participant as previously furnished by the Participant or such other address as a party may request by notifying the other in writing.

(b) Transfer and Assignment. The rights and obligations of a Participant under the Plan may not be transferred or assigned without the prior written consent of the Company. The Plan will be binding upon any surviving entity resulting from a change in control of the Company and upon any other person who is a successor by merger, acquisition, consolidation or otherwise to the business formerly carried on by the Company without regard to whether or not such person or entity actively assumes the obligations hereunder.

(c) Waiver. Any party’s failure to enforce any provision or provisions of the Plan will not in any way be construed as a waiver of any such provision or provisions, nor prevent any party from thereafter enforcing each and every other provision of the Plan. The rights granted to the parties herein are cumulative and will not constitute a waiver of any party’s right to assert all other legal remedies available to it under the circumstances.

(d) Severability. Should any provision of the Plan be declared or determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired.

(e) Section Headings. Section headings in the Plan are included only for convenience of reference and will not be considered part of the Plan for any other purpose.

17. EXECUTION. To record the adoption of the Plan as set forth herein, Virobay, Inc. has caused its duly authorized officer to execute the same as of the Effective Date.

VIROBAY, INC.

(Signature)

By:

Title:

EXHIBIT A

VIROBAY, INC.

EXECUTIVE SEVERANCE BENEFIT PLAN

PARTICIPATION NOTICE

To:

Date:

Virobay, Inc. (the “Company”) has adopted the Virobay, Inc. Executive Severance Benefit Plan (the “Plan”). The Company is providing you this Participation Notice to inform you that you have been designated as a Participant in the Plan. A copy of the Plan document is attached to this Participation Notice. The terms and conditions of your participation in the Plan are as set forth in the Plan and this Participation Notice, which together constitute the Summary Plan Description for the Plan.

Please return to the Company’s Chief Executive Officer a copy of this Participation Notice signed by you and retain a copy of this Participation Notice, along with the Plan document, for your records.

VIROBAY, INC.:

(Signature)

By:

Title:

EXHIBIT B

RELEASE AGREEMENT

[EMPLOYEES AGE 40 OR OVER; INDIVIDUAL TERMINATION]

I understand and agree completely to the terms set forth in the Virobay, Inc. Executive Severance Benefit Plan (the “Plan”).

I understand that this Release, together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company, affiliates of the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company or an affiliate of the Company that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Plan.

I hereby confirm my obligations under my Proprietary Agreement.

Except as otherwise set forth in this Release, I hereby generally and completely release the Company and its affiliates, and their parents, subsidiaries, successors, predecessors and affiliates, and their partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, insurers, affiliates and assigns, from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date I sign this Release. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to my employment with the Company and its affiliates, or their affiliates, or the termination of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company and its affiliates, or their affiliates; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, provincial and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Age Discrimination in Employment Act (as amended) (“ADEA”) and the federal Employee Retirement Income Security Act of 1974 (as amended.

Notwithstanding the foregoing, I understand that the following rights or claims are not included in my Release: (a) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company or its affiliate to which I am a party; the charter, bylaws, or operating agreements of the Company or its affiliate; or under applicable law; or (b) any rights which cannot be waived as a matter of law. In addition, I understand that nothing in this Release prevents me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission or the Department of Labor, except that I hereby waive my right to any monetary benefits in connection with any such claim, charge or proceeding. I hereby represent and warrant that, other than the claims identified in this paragraph, I am not aware of any claims I have or might have that are not included in the Release.

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I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, and that the consideration given under the Plan for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release do not apply to any rights or claims that may arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not do so); (c) I have 21 days to consider this Release (although I may choose voluntarily to sign this Release earlier); (d) I have seven days following the date I sign this Release to revoke the Release by providing written notice to an officer of the Company; and (e) this Release will not be effective until the date upon which the revocation period has expired, which will be the eighth day after I sign this Release.

I hereby represent that I have been paid all compensation owed and for all hours worked; I have received all the leave and leave benefits and protections for which I am eligible pursuant to the Family and Medical Leave Act, or otherwise; and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than 21 days following the date it is provided to me.

PARTICIPANT:

(Signature)

By:

Date:

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EXHIBIT C

RELEASE AGREEMENT

[EMPLOYEES AGE 40 OR OVER; GROUP TERMINATION]

I understand and agree completely to the terms set forth in the Virobay, Inc. Executive Severance Benefit Plan (the “Plan”).

I understand that this Release, together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company, affiliates of the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company or an affiliate of the Company that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Plan.

I hereby confirm my obligations under my Proprietary Agreement.

Except as otherwise set forth in this Release, I hereby generally and completely release the Company and its affiliates, and their parents, subsidiaries, successors, predecessors and affiliates, and its and their partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, insurers, affiliates and assigns, from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date I sign this Release. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to my employment with the Company and its affiliates, or their affiliates, or the termination of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company and its affiliates, or their affiliates; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, provincial and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Age Discrimination in Employment Act (as amended) (“ADEA”), or the federal Employee Retirement Income Security Act of 1974 (as amended).

Notwithstanding the foregoing, I understand that the following rights or claims are not included in my Release: (a) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company or its affiliate to which I am a party; the charter, bylaws, or operating agreements of the Company or its affiliate; or under applicable law; or (b) any rights which cannot be waived as a matter of law. In addition, I understand that nothing in this Release prevents me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, or the Department of Labor, except that I hereby waive my right to any monetary benefits in connection with any such claim, charge or proceeding. I hereby represent and warrant that, other than the claims identified in this paragraph, I am not aware of any claims I have or might have that are not included in the Release.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, and that the consideration given under the Plan for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release do not apply to any rights or claims that may arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not to do so); (c) I have 45 days to consider this Release (although I may choose voluntarily to sign this Release earlier); (d) I have seven days following the date I sign this Release to revoke the Release by providing written notice to an office of the Company; (e) this Release will not be effective until the date upon which the revocation period has expired, which will be the eighth day after I sign this Release; and (f) I have received with this Release a detailed list of the job titles and ages of all employees who were terminated in this group termination and the ages of all employees of the Company in the same job classification or organizational unit who were not terminated.

I hereby represent that I have been paid all compensation owed and for all hours worked; I have received all the leave and leave benefits and protections for which I am eligible pursuant to the Family and Medical Leave Act, or otherwise; and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than 45 days following the date it is provided to me.

PARTICIPANT:

(Signature)

By:

Date:

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EXHIBIT D

RELEASE AGREEMENT

[EMPLOYEES UNDER AGE 40]

I understand and agree completely to the terms set forth in the Virobay, Inc. Executive Severance Benefit Plan (the “Plan”).

I understand that this Release, together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company, affiliates of the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company or an affiliate of the Company that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Plan.

I hereby confirm my obligations under my Employee Proprietary Agreement.

Except as otherwise set forth in this Release, I hereby generally and completely release the Company and its affiliates, and their parents, subsidiaries, successors, predecessors and affiliates, and its and their partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, insurers, affiliates and assigns, from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date I sign this Release. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to my employment with the Company and its affiliates, or their affiliates, or the termination of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company and its affiliates, or their affiliates; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, provincial and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), or the federal Employee Retirement Income Security Act of 1974 (as amended).

Notwithstanding the foregoing, I understand that the following rights or claims are not included in my Release: (a) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company or its affiliate to which I am a party; the charter, bylaws, or operating agreements of the Company or its affiliate; or under applicable law; or (b) any rights which cannot be waived as a matter of law. In addition, I understand that nothing in this Release prevents me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, or the Department of Labor, except that I hereby waive my right to any monetary benefits in connection with any such claim, charge or proceeding. I hereby represent and warrant that, other than the claims identified in this paragraph, I am not aware of any claims I have or might have that are not included in the Release.

I hereby represent that I have been paid all compensation owed and for all hours worked; I have received all the leave and leave benefits and protections for which I am eligible pursuant to the Family and Medical Leave Act, or otherwise; and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than 14 days following the date it is provided to me.

PARTICIPANT:

(Signature)

By:

Date:

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